EXHIBIT 11

                              UNIVERSAL HEIGHTS, INC.
             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the quarters ended June 30, 1999 and 1998.


                                     Six Months Ended                               Six Months Ended
                                       JUNE 30, 1999                                  JUNE 30, 1998
                                     ----------------                               ----------------
                             Income                                    Income
                            Available                                 Available
                            to Common                  Per-Share       to Common                   Per-Share
                           Stockholders      Shares       Amount     Stockholders       Shares        Amount
                           ------------      ------    ---------     ------------       ------     ---------
Net income                   $1,059,665                                $1,547,516
  Less: Preferred
  stock dividends               (24,976)                                      ---
  Income available           ----------                                ----------
  to common stockholders      1,034,689   14,673,000   $    0.07       $1,547,516   14,676,000         $0.11
                                                       =========                                   =========

Effect of dilutive securities:

  Stock options and warrants        ---      529,000         ---              ---    2,539,000         (0.02)
  Preferred stock                24,976      568,000         ---              ---      568,000           ---
                                -------   ----------   ---------     ------------  -----------     ---------

Income available to common
  stockholders and assumed
  conversion                 $1,059,665   15,770,000   $    0.07       $1,547,516   17,783,000         $0.09
                             ==========   ==========   =========       ==========   ==========     =========


Options and warrants totaling 9,999,000 and 5,066,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 1999 and 1998.


                                     Three Months Ended                            Three Months Ended
                                       JUNE 30, 1999                                  JUNE 30, 1998
                                     ----------------                               ----------------
                             Income                                    Income
                            Available                                 Available
                            to Common                  Per-Share       to Common                   Per-Share
                           Stockholders      Shares       Amount     Stockholders       Shares        Amount
                           ------------      ------    ---------     ------------       ------     ---------
Net income                   $  540,556                                $1,174,685
  Less: Preferred
  stock dividends               (12,488)                                      ---
  Income available           ----------                                ----------
  to common stockholders        528,068   14,673,000   $    0.04       $1,174,685   14,680,000         $0.08
                                                       =========                                   =========

Effect of dilutive securities

  Stock options and warrants        ---      613,000       (0.01)             ---    2,539,000         (0.01)
  Preferred stock                12,488      568,000         ---              ---      568,000           ---
                                -------   ----------   ---------     ------------  -----------     ---------

Income available to common
  stockholders and assumed
  conversion                 $  540,556   15,854,000   $    0.03       $1,174,685   17,787,000         $0.07
                             ==========   ==========   =========       ==========   ==========     =========


Options and warrants totaling 9,915,000 and 5,066,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 1999 and 1998.